Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Exactus, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Daniel Alberttis, Interim Principal Executive Officer, and I, John Price, Principal Accounting and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Daniel Alberttis
Name:	Daniel Alberttis
Title:	Principal Executive Officer
Date:	Date: May 27, 2021

By:	/s/ John Price
Name:	John Price
Title:	Principal Financial and Accounting Officer
Date:	Date: May 27, 2021

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Principal Financial Officer